UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2010

Crown Crafts, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	1-7604	58-0678148
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (225) 647-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Fourth Amendment (as defined therein) is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in Item 3.03 related to the Fourth Amendment is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), have executed Amendment No. 4 (the “Fourth Amendment”), dated as of July 27, 2010, to that certain Amended and Restated Rights Agreement dated as of August 6, 2003 between the Company and the Rights Agent, as amended by that certain Amendment No. 1 to Amended and Restated Rights Agreement dated as of July 12, 2006, that certain Amendment No. 2 to Amended and Restated Rights Agreement dated as of August 30, 2006 and that certain Amendment No. 3 to Amended and Restated Rights Agreement dated as of April 14, 2009 (as so amended, the “Rights Agreement”), regarding the Company’s common stock purchase rights (the “Rights”).

The Fourth Amendment accelerates the Final Expiration Date (as defined in the Rights Agreement) from March 31, 2014 to July 31, 2010. The Fourth Amendment will have the effect of causing the Rights Agreement and the Rights to terminate on July 31, 2010.

The description contained herein of the Fourth Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

4.1	Amendment No. 4 to Amended and Restated Rights Agreement dated as of July 27, 2010 between the Company and Computershare Trust Company, N.A.

99.1	Press Release dated July 27, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.

By: /s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: July 27, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment No. 4 to Amended and Restated Rights Agreement dated as of July 27, 2010 between the Company and Computershare Trust Company, N.A.

99.1	Press Release dated July 27, 2010.

3